Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114911 on Form S-8 of NextEra Energy, Inc. of our report dated June 17, 2026, appearing in this Annual Report on Form 11-K of NextEra Energy, Inc. Employee Retirement Savings Plan for the year ended December 31, 2025.

Crowe LLP
New York, New York
June 17, 2026